Exhibit 32


                                 WATERCHEF, INC

                                                       1007 Glen Cove Avenue
                                                       Glen Head, New York 11545
                                                       Phone: (516) 666-0069
                                                       Fax (516) 666-9095


                             CERTIFICATE PURSUANT TO
                             18 U.s.c. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OP THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of WaterChef, Inc. (the "Company") on Form 10-KSB/A for the period ending December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Conway, as President and Chief Executive Officer (Principal Operating Officer), herby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that:

     I. The report fully complies with the requirements of Section 13(a) or 15(d) of The Securities Exchange Act of 1934, and

     2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.



                                            /s/  David A. Conway
                                            -----------------------------------
                                                 David A. Conway President and
                                                 Chief Executive Officer
                                                 (Principal Operating Officer)
                                                 February 26, 2003